SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) July 7, 1999
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                           O'SULLIVAN CORPORATION
                           ----------------------
         (Exact name of registrant as specified in its charter)

         VIRGINIA               1-4438              54-0463029
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     (State or other         (Commission          (IRS Employer
     jurisdiction of         File Number)      Identification No.)
     incorporation)

    1944 Valley Avenue, P. O. Box 3510, Winchester, Virginia, 22601
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      (Address of principal executive offices, including zip code)

   Registrant's telephone number, including area code   540-667-6666
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                               NOT APPLICABLE
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     (Former name or former address, if changed since last report)


























Item 1.   Changes in Control of Registrant
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Pursuant to a tender offer commenced on June 8, 1999, TGC Acquisition
Corporation ("TGC"), a Virginia Corporation and a wholly owned subsidiary of The Geon Company ("Geon"), a Delaware Corporation, offered to purchase for cash, at a price of $12.25 per share, all outstanding shares of the common stock, par value $1.00 per share, of O'Sullivan Corporation ("O'Sullivan"), a Virginia Corporation.

At the close of the tender period on July 7, 1999, TGC was the holder of record of 13,715,221 shares of O'Sullivan common stock, or 87.9% of the 15,594,687 shares of common stock outstanding at the date of the tender offer. Pursuant to Share Tender Agreements entered into separately with Geon, Arthur H. Bryant II, Magalen O. Bryant and John C. O. Bryant tendered into the tender offer approximately 26% of the outstanding shares of common stock of O'Sullivan. No directors or officers of O'Sullivan appointed subsequent to the completion of the tender offer has any beneficial interests in the common stock of O'Sullivan, other than options held by the pre-offer Directors and Executive Officers of O'Sullivan.

A Schedule 14D-9, "Solicitation/Recommendation Statement Pursuant to Section 14(d)(4) of the Securities Exchange Act of 1934" was filed by O'Sullivan on June 8, 1999 pertaining to the tender offer for the shares of the common stock of O'Sullivan. Included in the June 8, 1999 filing is Schedule I which details the beneficial owners of the common stock along with the ownership of O'Sullivan common stock by the Directors and Officers at the effective date of the tender offer.

TGC obtained the funds required to purchase the tendered shares (approximately $168.0 million for the 13,715,221 shares) through a capital contribution from Geon. Geon obtained the funds for the capital contribution through a combination of cash on hand and borrowings under existing revolving credit facilities, as well as from a loan from O'Sullivan of up to $30 million, to be memorialized in a credit agreement and promissory note between Geon and O'Sullivan and bearing interest at a fluctuating annual rate equal to 1.5% below Citibank, N.A.'s base interest rate, which was approved by the Board of Directors of O'Sullivan on July
8, 1999.

The Merger Agreement, filed as part of the above-referenced Schedule 14D-9, contains a provision whereby nine of the eleven directors of O'Sullivan resigned at the change of control. Those directors who resigned were:
C. Hugh Bloom, Jr., John C. O. Bryant, Robert L.Burrus, Jr., Max C.
Chapman, Jr., James T. Holland, R. Michael McCullough, Stephen P. Munn, Timothy J. Sandker and Leighton W. Smith, Jr.. Arthur H. Bryant II and John
S. Campbell remained on the Board of Directors to be joined by William F. Patient, Thomas A. Waltermire, Donald P. Knechtges, V. Lance Mitchell, Gregory L. Rutman, W. David Wilson and John L. Rastetter. The seven new members of the Board are currently Directors and/or employees of Geon.


Item 7.   Exhibit.
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Exhibit 2.1  Schedule 14D-9 for O'Sullivan Corporation, "Solicitation/
Recommendation Statement Pursuant to Section 14(d)(4) of the Securities Exchange Act of 1934". Incorporated by reference to the Schedule 14D-9 filed by O'Sullivan Corporation on June 8, 1999.




                                 SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          O'SULLIVAN CORPORATION


                          /s/ John S. Campbell
                          -------------------
                          John S. Campbell
                          President and Chief Executive Officer


                          /s/ C. Bryant Nickerson
                          -----------------------
                          C. Bryant Nickerson
                          Secretary, Treasurer
                          And Chief Financial Officer


July 20, 1999